EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Evolution Resources, Inc. (the “Company”) on Form 10-Q for the period ended July 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dennis McLaughlin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

October 19, 2010	By:	/s/ Dennis McLaughlin
Dennis McLaughlin
Title: Chief Executive Officer and President